Exhibit 5.5

CONSENT OF EXPERT

British Columbia Securities Commission

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

The Manitoba Securities Commission

Ontario Securities Commission

Financial and Consumer Services Commission (New Brunswick)

Nova Scotia Securities Commission

Office of the Superintendent of Securities (Prince Edward Island)

Office of the Superintendent of Securities (Newfoundland & Labrador)

United States Securities and Exchange Commission

Re:        Endeavour Silver Corp. (the “Company”)

Reference is made to the Company’s Short Form Base Shelf Prospectus dated June 16, 2023 (the “Prospectus”) and the Company’s Registration Statement on Form F-10 dated the same date which contains, in part, the Prospectus (the “Registration Statement”).

Reference is also made to the technical report entitled “Mineral Resource Estimate for the Pitarrilla Ag-Pb-Zn Project, Durango State, Mexico” with an effective date of October 6, 2022 and dated March 15, 2023 and prepared by the undersigned for the Company (the “Technical Report”) which is indirectly incorporated by reference in the Prospectus and the Registration Statement.

The undersigned hereby consents to:

(a)	being named directly or indirectly in the Prospectus and the Registration Statement; and

(b)	the use of the Technical Report and to extracts from or a summary of the Technical Report in the Prospectus and the Registration Statement or incorporated by reference therein.

The undersigned hereby confirms that:

(i)	the undersigned has read the Prospectus and the Registration Statement, including the extracts from or a summary of the Technical Report in the Prospectus and the Registration Statement or incorporated by reference therein; and

(ii)	the undersigned has no reason to believe that there are any misrepresentations in the information contained in the Prospectus and the Registration Statement or incorporated by reference therein that is derived from the Technical Report or that is within the undersigned’s knowledge as a result of the services performed by the undersigned in connection with the Technical Report.

Dated: June 16, 2023

/s/ Allan Armitage
Allan Armitage, Ph. D., P. Geo.
Senior Resource Geologist
SGS Canada Inc. – Geological Services